AMENDMENT NO. 9

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 9 to Amended and Restated Credit Agreement is dated as of February 14, 2020 (this “Agreement”), and is among the Persons identified on the signature pages hereof as Lenders (which Persons constitute the Required Lenders and, as applicable, all of the Lenders directly affected by the applicable amendments to be effected by this Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), PAC-VAN, INC., an Indiana corporation (“Pac-Van”), LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star”), GFN REALTY COMPANY, LLC, a Delaware limited liability company (“GFNRC”), and SOUTHERN FRAC, LLC, a Texas limited liability company (“Southern Frac” and, together with Pac-Van, Lone Star, and GFNRC, each a “Borrower”).

The Lenders, Agent, and Borrowers are party to an Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

The parties desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1. Definitions.

(a) Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

(b) For purposes of this Agreement, “GFC 2021 Notes Indenture” means, with respect to the GFC 2021 Notes, an Indenture dated as of June 18, 2014, between GFC and Wells Fargo, as trustee (as supplemented by a First Supplemental Indenture dated as of June 18, 2014, between GFC and Wells Fargo, as trustee, as further supplemented by a Second Supplemental Indenture dated as of October 31, 2018, between GFC and Wells Fargo, as trustee, and as further amended, restated, supplemented, or otherwise modified from time to time).

2. Increase to Maximum Revolver Amount; Restructuring of Loans and Commitments.

(a) Borrowers desire (1) to restructure or otherwise modify the commitments under the Credit Agreement (including the existing Revolver Commitments), and (2) to increase the Maximum Revolver Amount by $25,000,000, such that the Maximum Revolver Amount, after giving effect to that increase and this Agreement, would increase from $260,000,000 to $285,000,000. Agent, Lenders, and Borrowers desire that the desired increase to the Maximum Revolver Amount become effective as of the effective date of this Agreement. The desired increase to the Maximum Revolver Commitment to be effected by this Agreement will not constitute an Increase.

(b) In connection with the request described in Section 2(a) above, and to induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows and acknowledges the following:

(1)
that the GFC 2021 Notes Indenture limits the amount of Indebtedness that Borrowers can incur (including under the Credit Agreement);

(2)
that the GFC 2021 Notes Indenture permits Borrowers to incur the following Indebtedness, among other permitted Indebtedness:

(A)
pursuant to clause (2) of the definition of “Permitted Indebtedness” in the GFC 2021 Notes Indenture, Indebtedness incurred pursuant to the Credit Agreement, including any permitted refinancing thereof, in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $300,000,000 (or $325,000,000 upon the exercise in full of up to $25,000,000 in accordion increases under the Credit Agreement, including as amended by this Agreement), less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder), and (ii) the Borrowing Base; and

(B)
pursuant to clause (25) of the definition of “Permitted Indebtedness” in the GFC 2021 Notes Indenture, Indebtedness incurred pursuant to a Credit and Security Agreement dated October 1, 2012, by and among Southern Frac, GFN Manufacturing, GFC, and Wells Fargo, as amended as of the date of the GFC 2021 Notes Indenture (the “Southern Frac Credit Facility”), including any permitted refinancing thereof, in an aggregate principal amount at any time outstanding not to exceed $15,000,000, less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder);

(3)
that (A) the Southern Frac Credit Facility was refinanced under the Credit Agreement in connection with, and pursuant to, Amendment No. 4; and (B) in connection with that refinancing, the Revolver Commitments under the Credit Agreement were increased by $12,000,000; and

(4)
that, as more particularly described in clauses (2) and (3) above, the GFC 2021 Notes Indenture permits Borrowers to incur Indebtedness under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $337,000,000 (if Borrowers exercise (or are deemed to have exercised) in full of up to $25,000,000 in accordion increases under the Credit Agreement (including as amended by this Agreement) as described in the GFC 2021 Notes Indenture, and without regard to the Borrowing Base), less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder).

(c) In connection with the request described in Section 2(a) above, Borrowers desire, for purposes of the Credit Agreement and of the GFC 2021 Notes Indenture, to retain the ability to effect one or more future accordion increases in an aggregate amount of up to $25,000,000.

(d) In connection with the requests described in Sections 2(a) and 2(c) above:

(1)
the Lenders have agreed to provide new commitments under the Credit Agreement, to accept one or more full or partial assignments of existing Loans and commitments under the Credit Agreement (including, as applicable, existing Revolving Loans and existing Revolving Commitments), and/or to otherwise modify their existing Loans and commitments under the Credit Agreement (including, as applicable, their existing Revolving Loans and their existing Revolver Commitments); and

(2)
the parties desire that the desired restructuring or other modification of the Loans and commitments under the Credit Agreement (including, as applicable, the existing Revolving Loans and the existing Revolver Commitments) become effective as of the effective date of this Agreement.

3. Amendments to Credit Agreement.

(a) Section 1 of the Credit Agreement is hereby amended by inserting the following new Section 1.8 after Section 1.7:

“           1.8           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(b) Section 2.4(a)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (i)           Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 3:30 p.m. on the date specified herein; provided that, for the avoidance of doubt, any payments deposited into a Controlled Account shall be deemed not to be received by Agent on any Business Day unless immediately available funds have been credited to Agent’s Account prior to 3:30 p.m. on such Business Day. Any payment received by Agent in immediately available funds in Agent’s Account later than 3:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.”

(c) Section 2.6(a) of the Credit Agreement is hereby amended by replacing “Except as provided in Section 2.6(c)” with “Except as provided in Section 2.6(c) and Section 2.12(d)”.

(d) The proviso to Section 2.11(f) of the Credit Agreement is hereby amended by replacing “indemnification under clauses (i) through (x) above” with “indemnification under clauses (i) through (xiii) above”.

(e) Section 2.12(d) of the Credit Agreement is hereby amended as follows:

(1)
by amending Section 2.12(d)(ii) to replace “In the event that any change in market conditions or any Change in Law shall at any time after the date hereof” with “Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof”; and

(2)
by inserting the following new Section 2.12(d)(iii) after amended Section 2.12(d)(ii):

“           (iii)           Effect of Benchmark Transition Event.

(A)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Administrative Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.

(B)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C)           Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

(D)           Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.”

(f) Section 5.2 of the Credit Agreement is hereby amended inserting the following new sentence at the end of Section 5.2:

“Borrowers and Agent hereby agree that the delivery of the Borrowing Base Certificate through the Agent’s electronic platform or portal, subject to Agent’s authentication process, by such other electronic method as may be approved by Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Bases as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Agent.”

(g) Section 5.6 of the Credit Agreement is hereby amended inserting the following new sentence at the end of Section 5.6:

“If at any time the area in which any Real Property that is subject to a Mortgage is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and all Lenders.”

(h) Section 5.12 of the Credit Agreement is hereby amended inserting the following new sentence at the end of Section 5.12:

“Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, (x) Agent shall not accept delivery of any Mortgage from any Loan Party unless each of the Lenders has received 45 days’ prior written notice thereof and Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (y) Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.”

(i) Section 6.4 of the Credit Agreement is hereby amended inserting the following new parenthetical clause at the end of Section 6.4 (after “any of its or their assets” and before the period at the end of Section 6.4):

“(including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”)”

(j) Section 6.6(a)(i) of the Credit Agreement is hereby amended by replacing “greater than or equal to $26,000,000” with “greater than or equal to the greater of (A) $28,500,000 and (B) an amount equal to 10% of the Maximum Revolver Amount”.

(k) Section 6.7(g) of the Credit Agreement is hereby amended by replacing “greater than or equal to $26,000,000” with “greater than or equal to the greater of (A) $28,500,000 and (B) an amount equal to 10% of the Maximum Revolver Amount”.

(l) Section 6.7(k) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (k)           [reserved].”

(m) Section 6.10 of the Credit Agreement is hereby amended as follows:

(1)
by deleting the word “and” at the end of Section 6.10(d);

(2)
by amending clause (3) of Section 6.10(e) to read in its entirety as follows:

“(3) either (A) Excess Availability is greater than or equal to the greater of (I) $28,500,000 and (II) an amount equal to 10% of the Maximum Revolver Amount, or (B) both (I) Excess Availability is greater than or equal to the greater of (a) $21,375,000 and (b) an amount equal to 7.50% of the Maximum Revolver Amount, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000;”

(3)
by replacing the period at the end of amended Section 6.10(e) with “, and”; and

(4)
by inserting the following new Section 6.10(f) immediately after amended Section 6.10(e):

“           (f)           so long as it has been approved by such Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, (i) a Permitted GFC 2021 Notes Refinancing Transaction, and (ii) a Permitted GFC Series C Preferred Stock Transaction; provided, that, for the avoidance of doubt, nothing in this Section 6.10 or elsewhere in this Agreement shall prohibit, impair, or otherwise limit any applicable Person from effecting, and no consent of Agent or any Lender shall be required in connection with the consummation of, any Exempt GFC 2021 Notes Refinancing Transaction or any Exempt GFC Series C Preferred Stock Transaction.”

(n) Section 14.1(a) of the Credit Agreement is hereby amended as follows: (1) by deleting the word “or” at the end of clause (x); (2) by replacing the semicolon at the end of clause (xi) with “, or”; and (3) by inserting the following new clauses (xii) and (xiii) after amended clause (xi):

“           (xii)           at any time that any Real Property is included in the Collateral, add, increase, renew or extend any Loan, Letter of Credit or Commitment hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders, or

(xiii)           amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of a Loan Party;”

(o) Section 14.1(f) of the Credit Agreement is hereby amended as follows: (1) by deleting the word “and” at the end of clause (i); (2) by replacing the period at the end of clause (ii) with “, and”; and (3) by inserting the following new clause (iii) after amended clause (ii):

“(iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 2.12(d)(iii) hereof.”

(p) Section 15.11(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of Section 15.11(a):

“Notwithstanding the provisions of this Section 15.11, Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards provided that such building, structure or improvement has an immaterial fair market value.”

(q) Section 17 of the Credit Agreement is hereby amended by inserting the following new Section 17.17 after existing Section 17.16:

“           17.17                      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

(r) The definition of “Anti-Corruption Laws” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting “, money laundering”.

(s) The definition of “Bank Product Provider” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “ceases to be a Lender thereunder” with “ceases to be a Lender hereunder”.

(t) The definition of “Borrowing Base Certificate” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1 to the Agreement, which such form of Borrowing Base Certificate may be amended, restated, supplemented, or otherwise modified from time to time (including without limitation, changes to the format thereof), as approved by Agent in Agent’s sole discretion.”

(u) The definition of “Fixed Charges” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “Section 6.7(i)” with “Section 6.7(j)”.

(v) The definition of “Fixed Charge Coverage Ratio” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “Section 6.7(i)” with “Section 6.7(j)”.

(w) The definition of “Maximum Revolver Amount” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “$260,000,000” with “$285,000,000”.

(x) Schedule 1.1 to the Credit Agreement is hereby further amended by inserting each of the following new definitions in appropriate alphanumeric order:

“           “Amendment No. 9 Effective Date” means February 14, 2020.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for United States dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(a)           a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(c)           a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to Administrative Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.12(d)(iii).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Controlled Account” has the meaning specified therefor in the Guaranty and Security Agreement.

“Covered Entity” means any of the following:

(a)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

 “Early Opt-in Election” means the occurrence of:

(a) (i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Administrative Borrower) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(d)(iii) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(b) (i) the election by Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Exempt GFC 2021 Notes Refinancing Transaction” means a GFC 2021 Notes Refinancing Transaction that satisfies the following conditions: (a) none of the Loan Parties and their Subsidiaries is party to such GFC 2021 Notes Refinancing Transaction; (b) none of the Loan Parties and their Subsidiaries is bound by or subject to the terms and conditions of such GFC 2021 Notes Refinancing Transaction; (c) none of the assets of any of the Loan Parties and their Subsidiaries are subject to the terms and conditions of such GFC 2021 Notes Refinancing Transaction; (d) the terms and conditions of such GFC 2021 Notes Refinancing Transaction do not require Pac-Van and Lone Star to declare and pay, and do not anticipate that Pac-Van and Lone Star will declare and pay, dividends to GFC in excess of the amounts permitted to be declared and paid pursuant to Section 6.7(j) of the Agreement; (e) as applicable, such GFC 2021 Notes Refinancing Transaction establishes a scheduled maturity date for the applicable Refinancing Indebtedness of not earlier that March 24, 2022; and (f) Borrowers do not request any Borrowings in connection with and as part of such GFC 2021 Notes Refinancing Transaction.

“Exempt GFC Series C Preferred Stock Transaction” means a GFC Series C Preferred Stock Transaction that satisfies the following conditions: (a) none of the Loan Parties and their Subsidiaries is party to such GFC Series C Preferred Stock Transaction; (b) none of the Loan Parties and their Subsidiaries is bound by or subject to the terms and conditions of such GFC Series C Preferred Stock Transaction; (c) none of the assets of any of the Loan Parties and their Subsidiaries are subject to the terms and conditions of such GFC Series C Preferred Stock Transaction; (d) the terms and conditions of such GFC Series C Preferred Stock Transaction do not require Pac-Van and Lone Star to declare and pay, and do not anticipate that Pac-Van and Lone Star will declare and pay, dividends to GFC in excess of the amounts permitted to be declared and paid pursuant to Section 6.7(h) of the Agreement; and (e) Borrowers do not request any Borrowings in connection with and as part of such GFC Series C Preferred Stock Transaction.

“GFC 2021 Notes Refinancing Transaction” means a transaction or series of related transactions to be consummated after the Amendment No. 9 Effective Date pursuant to which GFC repays in full, or incurs Refinancing Indebtedness in respect of, the Indebtedness under and evidenced by the GFC 2021 Notes.

“GFC Series C Preferred Stock Transaction” means a transaction or series of related transactions to be consummated after the Amendment No. 9 Effective Date pursuant to which all or a portion of the Series C Preferred Stock of GFC is redeemed.

“Permitted GFC 2021 Notes Refinancing Transaction” means a GFC 2021 Notes Refinancing Transaction that is not an Exempt GFC 2021 Notes Refinancing Transaction and that satisfies the following conditions:

(a)           no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed GFC 2021 Notes Refinancing Transaction,

(b)           both before and immediately after giving pro forma effect to the consummation of the proposed GFC 2021 Notes Refinancing Transaction, Excess Availability is greater than or equal to the greater of (i) $28,500,000 and (ii) an amount equal to 10% of the Maximum Revolver Amount,

(c)           Borrowers have provided Agent with (i) written notice of the proposed GFC 2021 Notes Refinancing Transaction at least 15 Business Days prior to the anticipated closing date of the proposed GFC 2021 Notes Refinancing Transaction and (ii) not later than 5 Business Days prior to the anticipated closing date of the proposed GFC 2021 Notes Refinancing Transaction, copies of all material documents relative to the proposed GFC 2021 Notes Refinancing Transaction, which documents must not include any covenant or agreement that is more restrictive or onerous on or with respect to any of the Loan Parties and their Subsidiaries in any material respect than any comparable covenant or agreement with respect to the GFC 2021 Notes as in effect immediately before giving effect to the consummation of the proposed GFC 2021 Notes Refinancing Transaction, and

(d)           the terms and conditions of the proposed GFC 2021 Notes Refinancing Transaction (i) as applicable, establish a scheduled maturity date for the applicable Refinancing Indebtedness of not earlier that March 24, 2022, (ii) taken as a whole are no more restrictive or onerous on or with respect to any of the Loan Parties and their Subsidiaries than the terms and conditions of the GFC 2021 Notes as in effect immediately before giving effect to the consummation of the proposed GFC 2021 Notes Refinancing Transaction, taken as a whole, and (iii) do not require Pac-Van and Lone Star to declare and pay, and do not anticipate that Pac-Van and Lone Star will declare and pay, dividends to GFC in excess of the amounts permitted to be declared and paid pursuant to Section 6.7(j) of the Agreement.

“Permitted GFC Series C Preferred Stock Transaction” means a GFC Series C Preferred Stock Transaction that is not an Exempt GFC Series C Preferred Stock Transaction and that satisfies the following conditions:

(a)           no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed GFC Series C Preferred Stock Transaction,

(b)           both before and immediately after giving pro forma effect to the consummation of the proposed GFC Series C Preferred Stock Transaction, Excess Availability is greater than or equal to the greater of (i) $28,500,000 and (ii) an amount equal to 10% of the Maximum Revolver Amount,

(c)           Borrowers have provided Agent with (i) written notice of the proposed GFC Series C Preferred Stock Transaction at least 15 Business Days prior to the anticipated closing date of the proposed GFC Series C Preferred Stock Transaction and (ii) not later than 5 Business Days prior to the anticipated closing date of the proposed GFC Series C Preferred Stock Transaction, copies of all material documents relative to the proposed GFC Series C Preferred Stock Transaction, which documents must not include any covenant or agreement that is more restrictive or onerous on or with respect to any of the Loan Parties and their Subsidiaries in any material respect than any comparable covenant or agreement with respect to the Series C Preferred Stock of GFC as in effect immediately before giving effect to the consummation of the proposed GFC Series C Preferred Stock Transaction, and

(d)           the terms and conditions of the proposed GFC Series C Preferred Stock Transaction (i) taken as a whole are no more restrictive or onerous on or with respect to any of the Loan Parties and their Subsidiaries than the terms and conditions of the Series C Preferred Stock of GFC as in effect immediately before giving effect to the consummation of the proposed GFC Series C Preferred Stock Transaction, taken as a whole, and (ii) do not require Pac-Van and Lone Star to declare and pay, and do not anticipate that Pac-Van and Lone Star will declare and pay, dividends to GFC in excess of the amounts permitted to be declared and paid pursuant to Section 6.7(h) of the Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.17 of this Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” has the meaning specified therefor in Section 17.17 of this Agreement.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.17 of this Agreement.”

(y) Schedule C-1 to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A to this Agreement.

(z) The portion of Schedule R-1 to the Credit Agreement describing the Real Property Collateral located in Memphis, Tennessee, is hereby amended to read in its entirety as follows:

“	Real Property Address:	5525 Hickory Hill Road Memphis, TN 38141
	Property Description:	Approximately 8.93 acres.	”
(aa) Schedule 5.1 to the Credit Agreement is hereby amended as follows:

(1)
by amending clause (l) to replace “6.7(j), or 6.7(k)” with “or 6.7(j)”; and

(2)
by inserting the following new clause (o) after existing clause (n):

“	in connection with any GFC 2021 Notes Refinancing Transaction or any GFC Series C Preferred Stock Transaction,
(o)           (i) at least 15 Business Days prior to the anticipated closing date thereof, written notice of such GFC 2021 Notes Refinancing Transaction or such GFC Series C Preferred Stock Transaction, and (ii) not later than 5 Business Days prior to the anticipated closing date thereof, copies of all material documents relative to such GFC 2021 Notes Refinancing Transaction or such GFC Series C Preferred Stock Transaction.

”

(bb) Schedule 5.2 to the Credit Agreement is hereby amended as follows:

(1)
by amending clause (a) to read in its entirety as follows:

“(a) an executed Borrowing Base Certificate, which (i) shall be delivered in accordance with the provisions of Section 5.2 of the Agreement and (ii) must contain separate calculations of the Borrowing Base and each Borrowing Base (Individual),”

(2)
by deleting the word “and” at the end of clause (p);

(3)
by replacing the period at the end of clause (q) with “, and”; and

(4)
by inserting the following new clause (r) after amended clause (q):

“(r) any change in the information provided in the most recently provided Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.”

(cc) Effective as of the effective date of this Agreement, CIBC Bank USA, a national banking association, will become a Co-Lead Arranger, a Joint Book Runner, and a Co-Syndication Agent and East West Bank, a California banking corporation, will cease to be a Co-Lead Arranger, a Joint Book Runner, and a Co-Syndication Agent. To effect those changes in title, the Credit Agreement is hereby further amended as follows:

(1)
the portion of the cover page to the Credit Agreement identifying the Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents is hereby amended to read in its entirety as follows:

“	WELLS FARGO BANK, NATIONAL ASSOCIATION, and CIBC BANK USA,as Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents	”
(2)
the first paragraph of the preamble to the Credit Agreement is hereby amended to read in its entirety as follows:

“           THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of April 7, 2014, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined); WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”); effective as of the Amendment No. 6 Effective Date, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as co-lead arranger (any institution serving in such capacity, together with its successors and assigns in such capacity, a “Co-Lead Arranger”); effective as of the Amendment No. 6 Effective Date, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as a book runner (any institution serving in such capacity, together with its successors and assigns in such capacity, a “Joint Book Runner”); effective as of the Amendment No. 6 Effective Date, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as syndication agent (any institution serving in such capacity, together with its successors and assigns in such capacity, a “Co-Syndication Agent”); effective as of the Amendment No. 9 Effective Date, CIBC BANK USA, a national banking association, as Co-Lead Arranger, Joint Book Runner, and Co-Syndication Agent; PAC-VAN, INC., an Indiana corporation (“Pac-Van”); LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star”); effective as of the Amendment No. 2 Effective Date, GFN REALTY COMPANY, LLC, a Delaware limited liability company (“GFNRC”); effective as of the Amendment No. 4 Effective Date, SOUTHERN FRAC, LLC, a Texas limited liability company (“Southern Frac”); and the Affiliates of Pac-Van, Lone Star, GFNRC, and Southern Frac that may become a party hereto from time to time (such Subsidiaries, together with Pac-Van, Lone Star, GFNRC, and Southern Frac, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).”

4. Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:

(1)
that that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

(2)
that the execution and delivery of this Agreement and the performance by that Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the Governing Documents of that Borrower or of any agreement binding upon that Borrower;

(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of that Borrower, enforceable against that Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and

(6)
that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.

5. Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:

(1)
that Agent has received the following documents:

(A)
this Agreement executed by Agent, the Lenders, and Borrowers;

(B)
a Guarantor Acknowledgment in the form attached to this Agreement, executed by each Guarantor;

(C)
each of the other documents listed in the document checklist attached to this Agreement as Exhibit B; and

(D)
copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;

(2)
that Borrowers have paid all fees and expenses required to be paid by Borrowers on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents (including, without limitation, all reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred by Agent in structuring, drafting, and reviewing this Agreement and the other Loan Documents delivered in connection with this Agreement);

(3)
that Agent has received evidence satisfactory to Agent that Borrowers will have Excess Availability plus Qualified Cash of at least $28,500,000 immediately after giving effect to the transactions contemplated by this Agreement or to be effected under the Credit Agreement, as amended by this Agreement (including, without limitation, the payment of all fees and expenses required to be paid by Borrowers on or before the effective date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents); and

(4)
that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.

6. Release. Each Loan Party hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Each Loan Party hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

7. Miscellaneous.

(a) This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b) This Agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e) This Agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.

(f) The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

The parties are signing this Amendment No. 9 to Amended and Restated Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title:	Secretary

LONE STAR TANK RENTAL, INC.as a Borrower		GFN REALY COMPANY, LLC, as a Borrower
By:	/s/ Christopher A. Wilson	By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson	Name:	Christopher A. Wilson
Title:	Secretary	Title:	Secretary

SOUTHERN FRAC, LLC,as a Borrower
By:	GFN Manufacturing Corporation,
a Delaware corporation, as Manager

By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title:	Secretary

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

EAST WEST BANK, as a Lender
By:	/s/ Martin Valencia
Name:	Martin Valencia
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

CIT BANK, N.A., f/k/a OneWest Bank N.A., successor in interest to OneWest Bank, FSB, as a Lender
By:	/s/ Anthony Mase
Name:	Anthony Mase
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

CIBC BANK USA, as a Lender, effective as of the Amendment No. 9 Effective Date, as a Co-Lead Arranger, as a Joint Book Runnder, and as a Co-Syndication Agent
By:	/s/ Scott Dvornik
Name:	Scott Dvornik, Managing Director
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Its: Vice President

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

BANK HAPOALIM B.M., as a Lender
By:	/s/ Elliot Winter
Name:	Elliott Winter, Senior Vice President
Its Authorized Signatory

By:	/s/ Victor Liu
Name:	Victor Liu, Vice President
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

ASSOCIATED BANK, N.A., as a Lender
By:	/s/ Jason Ward
Name:	Jason Ward
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

BANK OF THE WEST, as a Lender
By:	/s/ Emily Stagliano
Name:	Emily Stagliano
Its Authorized Signatory

Signature page to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)

GUARANTOR ACKNOWLEDGMENT

This Guarantor Acknowledgment refers to, and is attached to, an Amendment No. 9 to Amended and Restated Credit Agreement dated as of February 14, 2020, among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), Southern Frac, LLC, a Texas limited liability company (“Southern Frac” and, together with Pac-Van, Lone Star, and GFNRC, each a “Borrower”), the Lenders identified on the signature pages thereof as Lenders, and Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders (the “Amendment”). Defined terms used but not defined in this Guarantor Acknowledgment are as defined in the Amendment.

Each of the undersigned, in its capacity as a Guarantor, hereby does the following: (1) consents to the Amendment; (2) acknowledges that the Amendment does not in any way modify, limit, or release any of its obligations under the Guaranty and Security Agreement to which it is a party; (3) ratifies and confirms its obligations under the Guaranty and Security Agreement to which it is a party and acknowledges that those obligations continue in full force and effect; and (4) acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Guarantor Acknowledgment having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

Dated as of the date of the Amendment.

PV ACQUISITION CORP., an Alberta corporation		GFN MANUFACTURING CORPORATION, a Delaware corporation
By:	/s/ Christopher A. Wilson	By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson	Name:	Christopher A. Wilson
Title:	Secretary	Title:	Secretary

Guarantor Acknowledgment to Amendment No. 9 to Amended and Restated Credit Agreement (Pac-Van)